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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 26, 2000


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                         ALTERRA HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                       1-11999               39-1771281
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


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                             10000 INNOVATION DRIVE
                           MILWAUKEE, WISCONSIN 53226
                    (Address of principal executive offices)

                                 (414) 918-5000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On April 26, 2000, the Registrant issued a press release announcing that it has entered into a Purchase Agreement pursuant to which it has agreed to issue, under certain terms and conditions, between $138.0 million and $203 million of convertible senior debentures and convertible preferred shares to certain investors (the "Press Release"), a copy of which Purchase Agreement and Press Release are filed as exhibits hereto. The text of the Press Release is incorporated herein by this reference.


ITEM 7.  EXHIBITS

         99.1     Press release dated April 26, 2000

         99.2 Purchase Agreement dated as of April 26, 2000 between the Registrant and RDVEPCO, L.L.C., a Michigan limited liability company, Group One Investors, L.L.C., a Michigan limited liability company, and Holiday Retirement 2000, LLC, a Washington limited liability company (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of the Regulation S-K; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these schedules)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 5, 2000


                                        ALTERRA HEALTHCARE CORPORATION
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                                                 (Registrant)


                                 By: /s/ Mark W. Ohlendorf
                                    -----------------------------------------
                                    Mark W. Ohlendorf, Senior Vice President,
                                    Chief Financial Officer and Treasurer


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                                  EXHIBIT INDEX


99.1     Press Release dated April 26, 2000.

99.2 Purchase Agreement dated as of April 26, 2000 between the Registrant and RDVEPCO, L.L.C., a Michigan limited liability company, Group One Investors, L.L.C., a Michigan limited liability company, and Holiday Retirement 2000, LLC, a Washington limited liability company (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of the Regulation S-K; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these schedules)